EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated May 7, 1999 included in the Bioject Medical Technologies, Inc. Annual Report on Form 10-K for the fiscal year ending March 31, 1999, and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP


/s/ ARTHUR ANDERSEN LLP
Portland, Oregon

May 25, 2000